UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2024

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1489 West Warm Springs Road, Suite 110 Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

+1 (646) 650-1351
(Registrant’s telephone number, including area code )

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2024, Belgian Volition SRL (“Belgian Volition”), a wholly-owned subsidiary of VolitionRx Limited (the “Company”), entered into an employment agreement with Dr. Gaetan Michel, which took effect on September 1, 2024 (the “Michel Employment Agreement”), pursuant to which Dr. Michel will continue to provide services as Chief Executive Officer of Belgian Volition.  The Michel Employment Agreement supersedes and replaces in its entirety the existing employment agreement between Volition America, Inc. (“Volition America”) and Dr. Michel, dated effective September 15, 2021.  The Michel Employment Agreement shall continue for an indefinite period, which employment may be terminated by either party without compensation or notice on grounds of serious misconduct, or otherwise may be terminated by either party in accordance with Belgian Law.  In exchange for his services, Dr. Michel shall receive, among other things (i) €12,000 per month from Belgian Volition, subject to annual review and adjustment, plus a 13th month bonus (pro-rated for 2024); (ii) a company car and fuel allowance together worth approximately €1,500 per month; (iii) the equivalent of one-half of Dr. Michel’s salary for the 12-month non-competition period following termination of the agreement, subject to adjustments (unless 12-month non-competition period is waived by Belgian Volition); (iv) be eligible to receive variable bonuses of up to approximately €28,500, subject to the satisfactory achievement of certain individual and corporate performance milestones; and (v) be eligible to receive severance pay in accordance with Belgian Law.

On September 26, 2024, Volition Global Services SRL (“Volition Global Services”), a wholly-owned subsidiary of the Company, and 3F Management SRL (“3F Management”) entered into an amendment to the existing Consulting Services Agreement between Volition Global Services and 3F Management, dated effective September 15, 2021 (the “Michel Consulting Agreement”), which amendment took effect on September 1, 2024 (the “Amendment”).  Pursuant to the terms of the Michel Consulting Agreement as amended by the Amendment, 3F Management will continue to make available the services of Dr. Michel as Chief Executive Officer of Volition Global Services, and additionally make available certain further consultancy services to be rendered by Dr. Michel through 3F Management to the Company and its other subsidiaries.  Volition Global Services will, in turn, make available the services of Dr. Michel, as Chief Operating Officer to the Company and its other subsidiaries, as Chief Executive Officer to Volition America, and as Manager and President of Volition Veterinary Diagnostics Development LLC, pursuant to services agreements entered into by and between Volition Global Services and the Company and/or its subsidiaries.  In exchange for Dr. Michel’s services, 3F Management will receive (i) a monthly fee of €12,797 (increasing to €15,598 on November 1, 2024), subject to annual review and adjustments; and (ii) be eligible to receive a variable award of up to approximately €26,390, subject to the satisfactory achievement of certain corporate performance milestones.

The combined aggregate annual compensation payable to Dr. Michel and 3F Management, respectively, pursuant to the Michel Employment Agreement and the Michel Consulting Agreement, as amended by the Amendment, is materially consistent with the combined aggregate annual compensation paid to Dr. Michel and 3F Management, respectively, immediately prior to the effective date of the aforementioned agreements.

The foregoing description of the material terms of each of the Michel Employment Agreement and the Amendment to the Michel Consulting Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by the text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, and also by reference to the Michel Consulting Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: September 27, 2024	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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